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
Bridge Bancorp Inc. and Subsidiary
Computation of Per Share Income
September 30, 1999
(UNAUDITED)


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                                                             Three months ended                   Nine months ended
                                                        September 30,    September 30,       September 30,   September 30,
                                                            1999             1998                1999             1998
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
Net Income ...........................................  $1,304,000       $1,083,000          $3,424,000       $2,848,000
Common Equivalent Shares:
Weighted Average Common Shares Outstanding ...........   4,252,715        4,233,558           4,248,896        4,227,429
Weighted Average Common Equivalent Shares ............      23,196           38,214              27,006           41,854
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Weighted Average Common and Common Equivalent Shares .   4,275,911        4,271,772           4,275,902        4,269,283
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Net Income per Common Equivalent Share ...............  $     0.31       $     0.26          $     0.80       $     0.67
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